                                  EXHIBIT 10.13

                         FIRST PALM BEACH BANCORP, INC.
                           CHANGE OF CONTROL AGREEMENT


         This AGREEMENT is made effective as of June 30, 1997, by and between First Palm Beach Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 450 S. Australian Avenue, West Palm Beach, Florida and Calvin L. Cearley, an individual residing at 1384 Northampton Terrace, West Palm Beach, Florida 33414 ("Executive"). The term "Association" refers to First Bank of Florida, the wholly-owned subsidiary of the Holding Company.

         WHEREAS, the Holding Company considers it essential to the best interest of its stockholders to foster the continued employment of both its key management personnel and the key management personnel of the Association; and

         WHEREAS, the Board of Directors of the Holding Company recognizes that, as is the case with many publicly-held corporations, the possibility of a Change of Control of the Holding Company exists and that such possibility, and the uncertainty and questions which it may raise among management of both the Holding Company and the Association, may result in the departure or distraction of management personnel to the detriment of the Holding Company and its stockholders; and

         WHEREAS, the Board of Directors of the Holding Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Holding Company's and the Association's management, including Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control of the Holding Company;

         NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein set forth, the parties hereto agree as follows:

1.       TERM OF AGREEMENT

         (a) The initial term of this Agreement shall commence on June 30, 1997 and shall terminate on May 19, 2000, unless further extended in accordance with the terms and conditions hereinafter set forth. On May 20, 1998 and on each May 20 thereafter ("Annual Anniversary Date"), the term of this Agreement shall be extended automatically for an additional year, unless either the Board of Directors of the Holding Company or Executive gives contrary written notice to the other not less than 60 days in advance of such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and to successive terms.

         (b) During the term of Executive's employment with the Holding Company and/or the Association, Executive shall perform such executive services for the Holding Company and/or the Association as may be consistent with Executive's title and may from time-to-time be assigned to Executive by the Holding Company's or the Association's Board of Directors.

         (c) During the term of Executive's employment with the Holding Company and/or the Association, the Executive shall devote such time and effort to the affairs and business of the Holding Company and/or the Association as the Executive has customarily provided prior to the date hereof.

2.       PAYMENTS TO EXECUTIVE UPON CHANGE OF CONTROL

         (a) Upon the occurrence of a Change of Control of the Holding Company (as hereinafter defined) followed at any time during the term of this Agreement by the involuntary termination of Executive's employment other than a Termination for Cause as defined in section 2 (c) hereof, or the voluntary termination of Executive's employment for Good Reason (as hereinafter defined), the provisions of section 3 shall apply. For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Holding Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after notice of such noncompliance has been given by Executive to the Holding Company; (B) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with the Holding Company and/or the Association immediately prior to the Change of Control of the Holding Company, any removal of Executive from, or any failure to re-elect Executive to, any of the positions previously held by Executive, or a change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control of the Holding Company, a reduction by the Holding Company in the Executive's annual salary as in effect immediately prior to Change of Control of the Holding Company, or as the same may be increased from time-to-time, or the requirement that Executive be relocated to an office which is more than 25 miles from the current principal executive office of the Holding Company, or the failure of the Holding Company and/or the Association to continue in effect any bonus, benefit or compensation plan, life insurance plan, health or accident plan or disability plan in which Executive is participating at the time of Change of Control of the Holding Company, or the taking of any action by the Holding Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans; or (c) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 4 hereof (and for purposes of this Agreement, no such purported termination shall be effective).

         (b) For the purposes of this Agreement, a "Change of Control" of the Holding Company shall be (i) an event of a nature that results in a Change of Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of a Change of Control as set forth under the Rules and Regulations of the OTS, the Board of Directors shall substitute its judgment for that of the OTS), or (ii) a Change of Control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without regard to whether or not such regulation actually applies; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first above written), other than the Holding Company or any person who on the date hereof is a director or officer of the Holding Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company (not including any securities acquired directly from the Holding Company or its affiliates other than in connection with the acquisition by the Holding Company or its affiliates of a business) representing 20% or more of the combined voting power in the election of directors of the Holding Company's then outstanding securities, (B) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company together with any new director (other than a director whose initial assumption of office is in connection with any actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Holding Company) whose appointment or election by the Board of Directors of the Holding Company or nomination for election by the Holding Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof, (c) the stockholders of the Holding Company approve a merger or consolidation of the Holding Company or the Association with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power in the election of directors of the securities of the Holding Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no "person" is or becomes the "beneficial owner," directly or indirectly, of securities of the Holding Company (not including in the securities "beneficially owned" by such "person" any securities acquired directly from the Holding Company or its affiliates other than in connection with the acquisition by the Holding Company or its affiliates of a business) representing 20% or more of the combined voting power in the election of directors of the Holding Company's then outstanding securities; or (i) the stockholders of the Holding Company approve a plan of complete liquidation or dissolution of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's assets, other than a sale or disposition by the Holding Company of all or substantially all of the Holding Company's assets to an entity which assumes the obligations set forth in this Agreement, and at least 60% of the combined voting power in the election of directors of the voting securities of which are owned by stockholders of the Holding Company in substantially the same proportions as their ownership of the Holding Company immediately prior to such sale.

A Change of Control of the Holding Company shall also include any event described in this section 2 (b) if the term "Association" were substituted for the term "Holding Company" each time it appears herein.

         (c) The Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. "Termination for Cause" for purposes of this Agreement shall mean willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; PROVIDED, HOWEVER, that Executive shall not be deemed to have been Terminated for Cause unless and until the following procedures shall have been followed:

                  (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for Executive's Termination for Cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

                  (ii) as soon as practicable, and in any event within five (5) days, after adoption of such resolution, the Board shall furnish to Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

                  (iii) Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen
         (15) days and no later than thirty (30) days after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

                  (iv) within ten (10) days following the end of the Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating Executive's employment ("Termination Resolution"); and

                  (v) as promptly as practicable, and in any event within one
         (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Executive written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given.

         (d) For purposes of section 2(c), no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Holding Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Holding Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Holding Company.

3.       TERMINATION BENEFITS

         (a) If Executive is terminated by the Holding Company other than in a Termination for Cause pursuant to paragraph 2 (c) hereof, or Executive terminates employment for Good Reason, in either case after a Change of Control of the Holding Company as defined in paragraph 2(b) hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Holding Company shall pay as severance to Executive an amount equal to one time the sum of (A) the higher of Executive's base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and Executive's annual base salary in effect immediately prior to the Change of Control of the Holding Company, plus (B) the higher of the highest annual bonus or incentive payment earned by or accrued in respect of Executive in respect of any of the one year immediately preceding that in which the Date of Termination occurs or the highest annual bonus or incentive payment so earned in respect of any of the one year immediately preceding that in which the Change of Control of the Holding Company occurs. Such payment shall be made in a lump sum within five days of the date of termination of Executive's employment.

         (b) Upon the occurrence of a Change of Control of the Holding Company followed at any time during the term of this Agreement by Executive's voluntary (for Good Reason) or involuntary termination of employment, other than a Termination for Cause, the Holding Company shall, for one year or until Executive obtains employment which provides substantially similar benefits, provide Executive and anyone entitled to claim under or through Executive all benefits under any life or other insurance or death benefit plan, medical, group hospitalization, dental, disability insurance or other future or present similar group employee benefit plan or program of the Holding Company or Association for which executive officers are eligible, to the same extent as if Executive had continued to be an employee of the Holding Company or Association during such period and such benefits shall, to the extent not paid under any such plan or program, be paid by the Holding Company. The payments and benefits described in the preceding sentence shall be paid to Executive's beneficiaries by testate or intestate succession in the event of Executive's death during the period during which such payments and benefits are being provided. Executive's "qualifying event" for purposes of continuation coverage under the Consolidated Budget Reconciliation Act ("COBRA") shall occur at the expiration of such one year period.

         (c) Upon the termination of Executive's employment other than a Termination for Cause, or if Executive terminates employment for Good Reason, in either case after a Change of Control of the Holding Company occurs, the Holding Company shall pay and provide to Executive (or, in the event of the Executive's death, to Executive's estate):

                  (i) Executive's earned but unpaid compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 3) as of the Date of Termination (as hereinafter defined), such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty
         (30) days after termination of employment;

                  (ii) the benefits, if any, to which Executive is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Holding Company's or Association's officers and employees;

                  (iii) within thirty (30) days following Executive's termination of employment, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Holding Company or the Association, if Executive were 100% vested thereunder and had continued working for the Holding Company or the Association during the remaining term of this Agreement, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the remaining term of this Agreement and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 3(a), 3(b) and 3(c)(i); over

                           (B) the present value of the benefits to which
                  Executive is actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Internal Revenue Code of 1986, as amended (the "Code") and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefits Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

         (d) Executive shall not be required to mitigate the amount of any payment provided for in section 3 of this Agreement by seeking other employment or otherwise. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned or benefits received by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Holding Company, or otherwise.

         (e) (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by Executive in connection with a Change of Control of the Holding Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Holding Company or the Association, any person whose actions result in a Change of Control of the Holding Company or any person affiliated with the Holding Company or the Association or such person) (all such payments and benefits, including the payments and benefits provided under this Agreement (the "Severance Payments"), being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Holding Company, an affiliate or a person making such payment or providing such benefit as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); PROVIDED, HOWEVER, that Executive may elect (at any time prior to the delivery of a Notice of Termination hereunder) to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

                           (B) For purposes of the limitation contained in
                  Subsection (A) of this section 3(e), (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the delivery of a Notice of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change of Control of the Holding Company, the Holding Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of Section 280G(b) (2) of the Code, including by reason of Section 280G(b) (4) (A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b) (4) (B) of the Code or are otherwise not subject to disallowance as deductions by reason of Section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d) (3) and (4) of the Code.

                           (C) If it is established pursuant to a final
                  determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and the Holding Company in applying the terms of this section 3(e), the aggregate "parachute payments" paid to or for Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then Executive shall have an obligation to pay the Holding Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for Executive's benefit over the aggregate "parachute payments" that could have been paid to or for Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause
                  (i) of this sentence at 120% of the rate provided in section 1274 (b) (2) (B) of the Code from the date of Executive's receipt of such excess until the date of such payment. If the Severance Payments shall be decreased pursuant to section 3(e)
                  (A) hereof, and the benefits under section 3 (b) hereof which remain payable after the application of section 3 (e) hereof are thereafter reduced pursuant thereto because of the receipt by Executive of substantially similar benefits, the Holding Company shall, at the time of such reduction, pay to Executive the lowest of (a) the amount of the decrease made in the Severance Payments pursuant to section 3 (e) hereof, (b) the amount of the subsequent reduction in such benefits, or (c) the maximum amount which can be paid to Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

4.       NOTICE OF TERMINATION

         (a) Any purported termination by the Holding Company or by the Executive shall be communicated by Notice of Termination to the other party hereto. Said Notice of Termination shall be provided to Executive not less than thirty (30) days prior to Executive's Date of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a dated written notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify a date of termination, which shall be not less than thirty (30) days nor more than ninety (90) days after such Notice of Termination is given, except in the case of a Termination for Cause, in which case the Notice of Termination may specify a date of termination as of the date of such Notice of Termination.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination.

5.       GUARANTEE

          The Holding Company hereby irrevocably and unconditionally guarantees to Executive the payment of all amounts, and the performance of all other obligations, due from the Association pursuant to that certain Change of Control Agreement of even date herewith between the Association and Executive as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive (including without limitation that certain Change of Control Agreement between the Holding Company and Executive dated as of [ ],1997), except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Holding Company or shall impose on the

Holding Company any obligation to employ or retain Executive in its employ for any period, but any termination following a Change of Control shall be subject to the terms and conditions hereof.

7.       NO ATTACHMENT

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

8.       MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REINSTATEMENT OF BENEFITS UNDER ASSOCIATION AGREEMENT

         In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in section 9 of that certain Change of Control Agreement between Executive and the Association dated May 20, 1997 (the "Association Agreement") during the term of this Agreement and a Change of Control, as defined herein, occurs, the Holding Company will assume the obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under section 3 of the Association Agreement upon the notification of the Holding Company of the Association's receipt of a dismissal of charges in such notice.

10.      REQUIRED REGULATORY PROVISION

         Notwithstanding anything herein contained to the contrary, any payments made to Executive by the Holding Company pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k).

11.      NON-DUPLICATION

         Any compensation or benefits provided to Executive pursuant to the Association Agreement shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Holding Company and all of its direct or indirect subsidiaries.

12.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

13.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

14.      GOVERNING LAW

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws principles thereof), except to the extent preempted by Federal law.

15.      PAYMENT OF COSTS AND LEGAL FEES

         Following a Change of Control of the Holding Company, Executive shall be entitled to reimbursement for all reasonable costs, including attorney's fees, in challenging any termination of his employment, in seeking to enforce any of her rights hereunder, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder, provided that Executive shall not be entitled to such reimbursement if the Holding Company proves, by clear and convincing evidence, that Executive proceeded in such action in bad faith. Executive shall also be entitled to post-judgment interest at the then-current prime rate charged by Citibank, NA or any successor thereto, on any money judgment obtained. Amounts paid pursuant to this section shall be in addition to all rights to which Executive is otherwise entitled under this Agreement.

16.      INDEMNIFICATION

         The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Holding Company's Certificate of Incorporation against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

17.      SUCCESSOR AND ASSIGNS

         This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees and the Holding Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred.

18.      SUCCESSOR TO THE HOLDING COMPANY

         The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.


IN WITNESS WHEREOF, First Palm Beach Bancorp, Inc. has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, as of the 30th day of June, 1997.

ATTEST:                                           FIRST PALM BEACH BANCORP, INC.


/s/ Elizabeth Cook                        By:     /s/ Louis O. Davis, Jr.
-----------------------------                     -----------------------------
Assistant Secretary

WITNESS:


/s/ Karen Good                                    /s/ Calvin Cearley
-----------------------------                     -----------------------------
                                                  Executive

SEAL

                     RIDER TO FIRST PALM BEACH BANCORP, INC.
                           CHANGE IN CONTROL AGREEMENT


This Rider, effective as of June 30, 1997, amends that certain First Palm Beach Bancorp, Inc. Change in Control Agreement dated as of June 30, 1997 (the "Change in Control Agreement") by and between First Palm Beach Bancorp, Inc. (the "Holding Company") and Calvin L. Cearley ("Executive").

In consideration of the covenants and agreements herein set forth, the parties hereto agree as follows:

1. The term of this Rider shall commence on June 30, 1997 and shall terminate on January 1, 1998, provided that Executive's employment shall not therefore have been terminated for good reason or other than in a Termination for Cause following a Change in Control (as defined in the Change in Control Agreement), in which event this Rider shall remain in effect until all obligations have been performed.

2. During the term of this Rider, paragraph 3(d) of the Change in Control Agreement shall be of no force and effect, and the following shall be substituted therefor:

         "To the extent that the Termination Benefits to be made or afforded to Executive constitute "excess parachute payments" subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, Executive shall be entitled to an additional payment sufficient to restore Executive to the same after-tax position Executive would have had if the excise tax had not been imposed."

3. This Rider shall terminate and be of no further force and effect on January 1, 1998. At such time as this Rider terminates, paragraph 3(d) of the Change in Control Agreement shall become and shall be effective for the remainder of the term (including the initial and successive terms) of the Change in Control Agreement.

4. All other terms and conditions of the Change in Control Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, First Palm Beach Bancorp, Inc. has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, as of the day and year first above written.

ATTEST:                                   FIRST PALM BEACH BANCORP, INC.


/s/ Elizabeth Cook                         By:     /s/ Louis O. Davis, Jr.
---------------------------                        ----------------------------
Assistant Secretary

WITNESS


/s/ Karen Good                                      /s/ Calvin Cearley
---------------------------                         ---------------------------
                                                    Executive

SEAL